UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)
April 4, 2011

AMERICAN ENVIRONMENTAL ENERGY, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

33-38119-C
(Commission File Number)

41-1619632
(IRS Employer Identification Number)

5119 Ashley Court
Houston, Texas 77024
(Address of principal executive offices)

(866) 671-7571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 4, 2011, the Company's Principal Officer resigned. Mr. Brent Brewer resigned his positions as President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary of the Company to pursue other interests. The resignation of Mr. Brewer as the Principal Officer of the Company was effective as of April 4, 2011 upon the acceptance of Mr. John Montague (“Montague”) to each of the Officer positions vacated by Mr. Brewer.

On April 4, 2011, Mr. Brent Brewer resigned as a Director and as the Chairman of the Board of the Company to pursue other interests. On April 4, 2011,the Board of Directors appointed Mr. Montague as a director of the Company to fill the vacancy created by the resignation of Mr. Brewer as a director. Mr. Montague’s acceptance as a director is effective as of April 4, 2011.

On April 4, 2011 the Board of Directors elected and appointed Mr. Steven Byle, a current director of the Company, to the position of Chairman of the Board vacated by Mr. Brent Brewer.

On April 5, 2010, Virginia Cha resigned as a member of the Board of Directors. The Board has not filled the vacancy created by Ms. Cha’s resignation.

On April 6, 2011, Mr. Montague entered into an Indemnification Agreement with the Company dated April 6, 2011 which is attached hereto as Exhibit 10.16.

Item 8.01  Other Events

On April 6, 2011, the Board of Directors of the Company voted to move the Company’s Headquarters to Houston, Texas.  The new address for the Company is 5119 Ashley Ct., Houston, Texas 77024.  The Company’s telephone number is (866) 671-7571.

Item 9.01   Financial Statements and Exhibits

(c)      Exhibits

10.16    Indemnification Agreement entered into with John Montague, dated April 6, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN ENVIRONMENTAL ENERGY, INC. (Registrant)

By:	/s/ JOHN MONTAGUE
Name: John Montague
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary

Date: April 13, 2011